                            SCHEDULE 14A INFORMATION
      Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
                                  Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement
[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material under Rule 14a-12

                           Oplink Communications, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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

                           OPLINK COMMUNICATIONS, INC.
                             3469 North First Street
                               San Jose, CA 95134

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON NOVEMBER 7, 2001

To The Stockholders Of Oplink Communications, Inc.:

         Notice Is Hereby Given that the Annual Meeting of Stockholders of Oplink Communications, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, November 7, 2001 at 9:00 a.m. local time at the Sheraton San Jose Hotel, 1801 Barber Lane, Milpitas, California, 95035, for the following purposes:

         1. To elect two directors to hold office until the 2004 Annual Meeting of Stockholders.

         2. To ratify the selection of PricewaterhouseCoopers LLP as independent auditors of the Company for its fiscal year ending June 30, 2002.

         3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         The Board of Directors has fixed the close of business on September 17, 2001, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                             By Order of the Board of Directors

                                             /s/ Jeffrey D. Friedman

                                             JEFFREY D. FRIEDMAN
                                             Secretary

San Jose, California
October 5, 2001

--------------------------------------------------------------------------------
         All Stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.
--------------------------------------------------------------------------------

                           OPLINK COMMUNICATIONS, INC.
                             3469 North first Street
                               San Jose, CA 95134

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS

                                November 7, 2001

                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

         The enclosed proxy is solicited on behalf of the Board of Directors of Oplink Communications, Inc., a Delaware corporation ("Oplink" or the "Company"), for use at the Annual Meeting of Stockholders to be held on November 7, 2001, at 9:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Sheraton San Jose Hotel, 1801 Barber Lane, Milpitas, California, 95035. The Company intends to mail this proxy statement and accompanying proxy card on or about October 5, 2001 to all stockholders entitled to vote at the Annual Meeting.

Solicitation

         The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock of the Company (the "Common Stock") beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company or, at the Company's request, Georgeson Shareholder Communications, Inc. No additional compensation will be paid to directors, officers or other regular employees for such services.

Voting Rights and Outstanding Shares

         Only holders of record of Common Stock at the close of business on September 17, 2001 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on September 17, 2001 the Company had outstanding and entitled to vote 161,422,572 shares of Common Stock. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

         All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

Revocability of Proxies

         Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 3469 North First Street, San Jose, CA 95134, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Stockholder Proposals

         The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2002 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is June 7, 2002. Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must do so not later than the close of business August 9, 2002 nor earlier than the close of business on July 10, 2002. Stockholders are also advised to review the Company's Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

                                   Proposal 1

                              Election Of Directors

         The Company's Restated Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

         The Board of Directors is presently composed of seven members. There are two directors in the class whose term of office expires in 2001. One of the nominees for election to this class is currently a director of the Company who was previously elected by the stockholders. If elected at the Annual Meeting, each of the nominees would serve until the 2004 annual meeting and until his or her successor is elected and has qualified, or until such director's earlier death, resignation or removal.

         Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

         Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

Nominees for Election for a Three-year Term Expiring at the 2004 Annual Meeting

Frederick R. Fromm

         Mr. Frederick Fromm has served as our President since July 2000. From 1998 to 2000, Mr. Fromm was President and Chief Executive Officer of Siemens Information and Communications Networks, Inc., a telecommunications company. From 1996 to 1998, Mr. Fromm was President and Chief Executive Officer of Siemens Telecom Networks, Inc., a telecommunications company. From 1995 to 1996, Mr. Fromm was President and Chief Executive Officer of Siemens Stromberg-Carlson, Inc., a telecommunications company. Prior to joining Siemens, Mr. Fromm worked as a system designer for AT&T Bell Laboratories (now Lucent Technologies), a communications company. Mr. Fromm is a director of P-Com Corporation, a telecommunications equipment company. Mr. Fromm also serves on the board of a privately-held company. Mr. Fromm received his B.S. in Applied Science and Engineering and his M.S. in Electrical Engineering from the University of Wisconsin and his M.B.A. from Florida Atlantic University.

         Following the Company's 2001 Annual Meeting of Stockholders, Mr. Fromm will become the Company's Chief Executive Officer.

David Spreng

         Mr. David Spreng has been a member of our board of directors since February 2000. Since September 1998, Mr. Spreng has served as a managing partner of Crescendo Venture Management, LLC. Mr. Spreng was President of IAI Ventures, Inc., a venture capital company, from March 1996 until September 1998. He has also served in various capacities at Investment Advisers, Inc. from 1989 to 1998. Mr. Spreng is also a director of CoSine Communications, a telecommunications equipment company, and Allied Riser Communications, a fiber optics-based telecommunications company. Mr. Spreng also serves on the board of several privately-held companies. Mr. Spreng received his B.S. in Finance and Accounting from the University of Minnesota.


                        The Board Of Directors Recommends
                     A Vote In Favor Of Each Named Nominee.

Directors Continuing in Office Until the 2002 Annual Meeting

Chieh Chang

         Mr. Chieh Chang has been a member of our Board of Directors since September 1995. Since February 2000, Mr. Chang has served as Chief Executive Officer of Programmable Microelectronics Company, Inc., a fabless semiconductor design company. From April 1992 to August 1996, Mr. Chang was the Director of Technology at Cirrus Logic, Inc., a semiconductor company. Mr. Chang received his B.S. in Electrical Engineering from National Taiwan University and his M.S. in Electrical Engineering from UCLA.

Herbert Chang

         Mr. Herbert Chang has been a member of our Board of Directors since August 1996. Since April 1996, Mr. Chang has been President of InveStar Capital, Inc., a technology venture capital management firm based in Taiwan. From 1994 to 1996, Mr. Chang was Senior Vice President at WK Technology Fund, a venture capital fund. Mr. Chang serves on the board of directors of Marvell Technology Group Ltd., a manufacturer of integrated circuits for communications-related markets. Mr. Chang received his B.S. from National Taiwan University and his M.B.A. from National Chiao-Tung University in Taiwan.

Directors Continuing in Office Until the 2003 Annual Meeting

Joseph Y. Liu

         Mr. Joseph Liu is one of our founders and has served as our Chief Executive Officer since September 1999. Mr. Liu was our Chairman of the Board from our inception in 1995 through May 2000 and currently serves as a member of our Board of Directors. From 1994 to 1995, Mr. Liu was the General Partner of Techlink Technology Ventures. Prior to 1994, Mr. Liu spent ten years as Chairman and Chief Executive Officer of Techlink Semiconductor and Equipment Corp., a semiconductor equipment and technology company. Mr. Liu also serves as a director of several privately-held companies involved in semiconductor integrated circuit design and manufacturing. Mr. Liu received his B.S. from Chinese Cultural University, Taiwan and his M.S. from California State University, Chico.

Terence P. Brown

         Mr. Terence Brown has been a member of our Board of Directors since August 2000. Mr. Brown is currently retired. From May 2000 to May 2001, Mr. Brown was Vice President and General Manager of the Optical Transport Business Unit at Cisco Systems, a networking solutions company. From November 1999 to May 2000, Mr. Brown was Vice President of Optical Networking Sales at Cisco Systems. From July 1997 to November 1999, Mr. Brown was the Vice President of Field Operations at Cerent Corporation, an optical products company. From July 1993 to July 1997, Mr. Brown was the Regional Vice President and Regional Sales Director of Advanced Fibre Communications, a telecommunications company. Mr. Brown received his B.S. in Electrical Engineering from the University of Notre Dame and a masters degree in Marketing and Economics from Northwestern University.

Leonard J. LeBlanc

         Mr. Leonard LeBlanc has been a member of our Board of Directors since July 2000. Since February 2001, Mr. LeBlanc has been Vice President, Corporate Development of eBest Inc., a private software company providing collaborative business management solutions. Mr. LeBlanc was the Executive Vice President and Chief Financial Officer of Vantive Corporation, a customer relationship management software and solution company, from August 1998 to January 2000. From March 1996 to July 1997, Mr. LeBlanc was the Executive Vice President of Finance and Administration and Chief Financial Officer at Infoseek Corporation, an Internet search and navigation company. From September 1993 to December 1994, Mr. LeBlanc served as Executive Vice President, Finance and Administration and Chief Financial Officer of Cadence Design Systems, Inc., an electronic design automation software company. Mr. LeBlanc received his B.S. and M.S. from the College of Holy Cross, and his masters degree in finance from George Washington University.

Board Meetings and Committees

         During the fiscal year ended June 30, 2001 the Board of Directors held twelve meetings and acted by unanimous written consent nine times. The Board has an Audit Committee and a Compensation Committee.

         The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; oversees the independence of the independent auditors; evaluates the independent auditors' performance; and receives and considers the independent auditors' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is composed of three outside directors: Messrs. Terence P. Brown, Herbert Chang, and Leonard J. LeBlanc. It met four times during such fiscal year and did not act by unanimous written consent. After a full review and analysis, the Board of Directors reaffirmed that all members of the Company's Audit Committee are independent (as independence is defined in Rule 4200(a)(14) of the NASD listing standards). The Audit Committee has adopted a written Audit Committee Charter that is attached hereto as Appendix A.

         The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of three outside directors:
Messrs. Herbert Chang, Ian Jenks and David Spreng. It met six times during the fiscal year and acted by unanimous written consent two times. The Compensation Committee has adopted a written Compensation Committee Charter that is attached hereto as Appendix B.

         During the fiscal year ended June 30, 2001, all directors except Herbert Chang and Terence P. Brown attended at least 75% of the aggregate of the meetings of the Board and of the committees on which they served, held during the period for which they were a director or committee member, respectively.

Report of the Audit Committee of the Board of Directors/1/

         The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. The Audit Committee is composed of independent directors, and acts under a written charter. Each of the members of the Audit Committee is independent as defined in Rule 4200(a)(14) of the NASD listing standards. A copy of the Audit Committee Charter is attached to this Proxy Statement as Appendix A.

         The responsibilities of the Audit Committee include recommending to the Board an accounting firm to be engaged as the Company's independent accountants. Additionally, and as appropriate, the Audit Committee reviews and evaluates, and discusses and consults with the Company's management and the independent accountants regarding the following:

         . the plan for, and the independent accountants' report on, each audit of the Company's financial statements;

         . the Company's financial disclosure documents, including all financial statements and reports filed with the SEC or sent to stockholders;

         . changes in the Company's accounting practices, principles, controls or methodologies, or in the Company's financial statements;

         .    significant developments in accounting rules;

         . the adequacy of the Company's internal accounting controls, and accounting and financial personnel; and

         . the establishment and maintenance of an environment at the Company that promotes ethical behavior.

         The Audit Committee is responsible for recommending to the Board that the Company's financial statements be included in the Company's annual report. The Audit Committee took a number of steps in making this recommendation for fiscal year 2001. First, the Audit Committee discussed with PricewaterhouseCoopers LLP, the Company's independent accountants for fiscal year 2001, those matters PricewaterhouseCoopers LLP communicated to and discussed with the Audit Committee under applicable auditing standards, including information regarding the scope and results of

_____________________

/1/ The material in this report is not "soliciting material," is not deemed "filed" with the Securities and Exchange Commission (the "SEC"), and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the "1933 Act") or Securities Exchange Act of 1934 (the "1934 Act").

the audit and the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees). These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process. Second, the Audit Committee discussed PricewaterhouseCoopers LLP's independence with PricewaterhouseCoopers LLP and received written disclosure from PricewaterhouseCoopers LLP concerning independence as required under applicable independence standards for auditors of public companies, including the matters in the written disclosures required by the Independence Standards Board of Directors Standards No. 1 (Independence Discussion with Audit Committees), which the Company has received. This discussion and disclosure informed the Audit Committee of PricewaterhouseCoopers LLP's independence, and assisted the Audit Committee in evaluating such independence. Finally, the Audit Committee reviewed and discussed, with Company management and PricewaterhouseCoopers LLP, the Company's audited consolidated balance sheets at June 30, 2001 and 2000, and consolidated statements of income, cash flows and stockholders' equity for the three years ended June 30, 2001, 2000 and 1999. Based on the discussions with PricewaterhouseCoopers LLP concerning the audit, the independence discussions, and the financial statement review, and such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board that these financial statements be included in the Company's 2001 Annual Report on Form 10-K.

       From the members of the Audit Committee:         Herbert Chang
                                                        Terence P. Brown
                                                        Leonard J. LeBlanc

                                   Proposal 2

                Ratification Of Selection Of Independent Auditors

         The Board of Directors has selected PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending June 30, 2002 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited the Company's financial statements since 1999. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

         Stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

         The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of PricewaterhouseCoopers LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

         Audit Fees. During the fiscal year ended June 30, 2001, the aggregate fees billed by PricewaterhouseCoopers LLP for the audit of the Company's financial statements for such fiscal year and for the review of the Company's interim financial statements was $338,500.

         Financial Information Systems Design and Implementation Fees. During the fiscal year ended June 30, 2001, the aggregate fees billed by PricewaterhouseCoopers LLP for information technology consulting was $75,000.

         All Other Fees. During the fiscal year ended June 30, 2001, the aggregate fees billed by PricewaterhouseCoopers LLP for professional services other than audit fees was $1,236,500, which was primarily related to our Registration Statement on Form S-1.

         The Audit Committee has determined the rendering of all other non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining the auditor's independence.

         During the fiscal year ended June 30, 2001, only full-time permanent employees of PricewaterhouseCoopers LLP worked on the Company's financial audit performed by PricewaterhouseCoopers LLP.

                        The Board Of Directors Recommends
                         A Vote In Favor Of Proposal 2.

                              Security Ownership Of
                    Certain Beneficial Owners And Management

The following table sets forth certain information regarding the ownership of the Company's Common Stock as of August 31, 2001 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

                                                                                    Beneficial Ownership (1)
                                                                            ----------------------------------------
Beneficial Owner                                                            Number of Shares        Percent of Total
----------------------------------------------------------------------      ----------------        ----------------
Directors and Executive Officers
Joseph Y. Liu (2)                                                                  3,483,288                    2.15
Frederick R. Fromm (3)                                                               609,611                       *
Bruce D. Horn (4)                                                                    311,706                       *
Daryl J. Eigen (5)                                                                   200,274                       *
Kenneth W. Brizel                                                                          -                       -
Robert T. Ku (6)                                                                         940                       *
Ian Jenks (7)                                                                        147,945                       *
Terence P. Brown                                                                           -                       -
Chieh Chang (8)                                                                    5,998,436                    3.72
Herbert Chang (9)                                                                 19,364,380                   11.96
Leonard J. LeBlanc (10)                                                               33,192                       *
David Spreng (11)                                                                  7,538,567                    4.67
All executive officers and directors as a group (16 persons) (12)                 43,305,542                   26.04

5% Stockholders
Chao-Jung and Chen Hwa Chang (13)                                                 14,081,000                    8.72
Hui-Chuan and H.S. Liu (14)                                                       12,533,336                    7.77
The InveStar Entities (9)                                                         18,865,344                   11.69
Zhimin Liu and Yi Hou Liu (15)                                                     8,225,280                    5.10

_________________________________

*        Less than one percent.

(1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 161,401,471 shares outstanding on August 31, 2001, adjusted as required by rules promulgated by the SEC.

(2) Includes 786,622 shares issuable upon the exercise of options that will be exercisable within 60 days of August 31, 2001.

(3) Includes 607,671 shares issuable upon the exercise of options that will be exercisable within 60 days of August 31, 2001 and 1,940 shares registered in the name of Charlene Fromm. Charlene Fromm is Mr. Fromm's wife.

(4) Includes 309,366 shares issuable upon the exercise of options that will be exercisable within 60 days of August 31, 2001.

(5) Includes 200,274 shares issuable upon the exercise of options that will be exercisable within 60 days of August 31, 2001. Mr. Eigen will resign from the Company effective October 2001.

(6)      Robert T. Ku ceased to be an officer and an employee in April 2001.

(7) Includes 147,945 shares issuable upon the exercise of options that will be exercisable within 60 days of August 31, 2001.

(8) Includes 19,036 shares issuable upon the exercise of options that will be exercisable within 60 days of August 31, 2001 and 5,179,400 shares held in the Chieh and Lily Chang Trust, for which Mr. and Mrs. Chang serve as trustees.

(9) Consists of 499,036 shares issuable upon the exercise of options that will be exercisable within 60 days of August 31, 2001 and 18,865,344 shares held by the InveStar Entities. Mr. Chang is the President of InveStar Burgeon Venture Capital, Inc., InveStar Dayspring Venture Capital, Inc. and InveStar Excelsus Venture Capital (Int'l), Inc., LDC. Mr. Chang has voting and investment control over the shares. Mr. Chang disclaims beneficial ownership of the shares held by the InveStar Entities, except to the extent of his pecuniary or partnership interests.

(10) Includes 32,192 shares issuable upon the exercise of options that will be exercisable within 60 days of August 31, 2001 and 1,000 shares registered in the name of Steven LeBlanc. Steven LeBlanc is Mr. LeBlanc's son.

(11) Consists of 36,507 shares issuable upon the exercise of options that will be exercisable within 60 days of August 31, 2001, 7,140,690 shares held by Crescendo III, L.P., 212,078 shares held by Crescendo III Executive Fund, L.P., and 147,232 shares held by Crescendo III, GbR. Mr. Spreng is the managing partner of Crescendo Venture Management, LLC. and has voting and investment control over the shares. Mr. Spreng disclaims beneficial ownership of the shares held by the Crescendo Entities, except to the extent of his pecuniary or partnership interests.

(12) Excludes shares held by Robert T. Ku who resigned from the Company in April 2001.

(13) Reflects information filed with the Securities and Exchange Commission on Schedule 13G on February 9, 2001 by Chao-Jung Chang and Chen Hwa Chang.

(14) Reflects information filed with the Securities and Exchange Commission on Schedule 13G on February 9, 2001 by Hui Chuan Liu and H.S. Liu.

(15) Reflects information filed with the Securities and Exchange Commission on Schedule 13G on February 9, 2001 by Yi Hou Liu and Zhimin Liu.



Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the 1934 Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended June 30, 2001, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with; except that Mr. Spreng filed one report of one transaction late, Mr. Li filed two reports of one and five transactions late, Mr. Lu filed one report of five transactions late and Mr. Fromm filed one report of one transaction late.

                        Executive Officers of the Company

The names of the executive officers of the Company and certain information about them are set forth below:

Name                                     Age   Position
--------------------------------------- -----  ----------------------------------------------------------
Joseph Y. Liu .........................  50    Chief Executive Officer and Director
Frederick R. Fromm ....................  52    President
Bruce D. Horn .........................  50    Chief Financial Officer and Treasurer
Wei-Zhong Li ..........................  41    Chief Technology Officer
Kenneth W. Brizel .....................  43    Senior Vice President, Strategy and Business Development
Yanfeng Yang ..........................  38    Vice President Global Manufacturing/Operations
Jeffrey D. Friedman ...................  32    General Counsel

         Biographical information about Mr. Liu and Mr. Fromm is set forth under Proposal 1 above.

         Bruce D. Horn has served as our Chief Financial Officer and Treasurer since April 2000. Prior to joining Oplink, Mr. Horn was a consultant at The Brenner Group, a consulting firm, from February 2000 to April 2000. From January 1993 to February 2000, Mr. Horn was the Vice President of Finance and Chief Financial Officer and from March 1991 to January 1993 he was Director of Finance and Chief Financial Officer of Larscom Incorporated, a telecommunications company. Mr. Horn received his B.A. in Accounting from the University of Northern Iowa, and his M.B.A. in Finance from California State University at Hayward.

         Wei-Zhong Li has served as our Chief Technology Officer since December 1997. Prior to joining Oplink, from May 1995 to December 1997, Mr. Li held technical positions with various companies in the fiber optical field, including Synchronous Communication, Inc., a communications equipment manufacturing company, Kaifa Technology, Inc., a fiber optics company, MP Inc., a fiber optics company, and E-TEK Dynamics, Inc., a fiber optics company. Mr. Li received his B.S. and M.S. degrees in Electrical Engineering from Beijing Institute of Technology, China. Mr. Li was the inventor for eight approved patents and has eight patent applications that are pending with the U.S. Patent and Trademark Office. He is also the author of nine technical papers in the fiber optic and microwave communications fields.

         Kenneth W. Brizel has served as our Senior Vice President of Strategy and Business Development since October 2000. From April 1997 to September 2000, Mr. Brizel was with Lucent Microelectronics as Director of Strategic Marketing supporting Optoelectronics and Network Communications Integrated Circuits. Prior to April 1997, he managed product lines at AT&T, Harris Semiconductor, GE and RCA Microelectronics and was Director of world-wide applications/Asia Pacific sales for Star Semiconductor, a startup based in New Jersey. Mr. Brizel has over 20 years of experience in the microelectronics industry covering a broad range of products and technologies in integrated circuits and optics, with responsibilities including P&L management, strategy and business development, marketing, design, production, and sales. Mr. Brizel received his B.S. and M.S. in Electrical Engineering from Rensselaer Polytechnic Institute in Troy, NY.

         Yanfeng Yang has served as our Vice President of Global Manufacturing/Operations since September 2001 and from January 1999 to September 2001, he served in various positions from R&D Manager to Senior Director of United States Operations. From March 1993 to December 1998, Mr. Yang was the Director of the Research Institute of Optoelectronics at China Daheng Corporation, a photonics high technology company of the Chinese Academy of Sciences. Mr. Yang received his B.S., M.S. and Ph.D. in Optical Engineering from Beijing Institute of Technology, China.

         Jeffrey D. Friedman has served as our General Counsel since August 2000. Prior to joining Oplink, Mr. Friedman was an Assistant United States Attorney from January 1997 to August 2000. From August 1995 to October 1996, Mr. Friedman served as a law clerk to the Honorable Manuel L. Real, United States District Court, Central District of California. From September 1994 to August 1995, Mr. Friedman was an associate with Wilson, Sonsini, Goodrich & Rosati. Mr. Friedman received his B.A. in Political Science from the University of Washington and his J.D. from Santa Clara University School of Law.

                             Executive Compensation

Compensation of Directors

         Directors currently do not receive any cash compensation from the Company for their services as members of the Board of Directors. The members, however, are eligible for reimbursement for expenses incurred in connection with attendance at Board meetings in accordance with Company policy.

Each non-employee director of the Company also receives stock option grants under the 2000 Equity Incentive Plan (the "2000 Plan"). Option grants under the 2000 Plan are non-discretionary. On the day after each annual meeting of stockholders, beginning 2001, each non-employee director who is elected at such annual meeting will automatically be granted an option to purchase 72,000 shares of Common Stock of the Company under the 2000 Plan. These grants will vest over a three-year period and will vest on a monthly basis. Any non-employee director who is elected or appointed to the Board during a three-year term will automatically be granted an option to purchase a pro rata portion of shares based on the number of months remaining in the term. The exercise price of options granted under the 2000 Plan will be equal to the fair market value of the Common Stock subject to the option on the date of the option grant. The term of options granted is ten years. In the event of a merger of the Company with or into another corporation, or a sale of substantially all of the Company's assets or other change-in-control transaction involving the Company, each option held by a non-employee director granted under the automatic provisions of the 2000 Plan shall immediately vest in full.

         The following table sets forth information with respect to stock option grants made in the last fiscal year to the Company's Outside Directors:

                                  Number of Securities
           Name                Underlying Options Granted        Exercise Price ($/Sh)
------------------------------ --------------------------        ---------------------
Ian Jenks ....................                     25,000                        2.625
Chieh Chang ..................                     72,000                        2.625
Herbert Chang ................                    122,000                        2.625
Leonard J. LeBlanc ...........                    100,000                        5.000
Leonard J. LeBlanc ...........                     25,000                        2.625
David Spreng .................                     25,000                        2.625

         The exercise price for all grants are the closing price of the Company's Common Stock on The Nasdaq National Market on the date of grant. As of August 31, 2001, no options had been exercised.

Compensation of Executive Officers

Summary of Compensation

         The following table shows for the fiscal years ended June 30, 1999, 2000 and 2001, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its other four most highly compensated executive officers at June 30, 2001 (the "Named Executive Officers"):

                              Compensation Summary

                                                                                            Long-Term Compensation
                                                         Annual Compensation                        Awards
                                                 -------------------------------------- -----------------------------------
                                                                        Other Annual
Name and Principal Position             Year    Salary ($)  Bonus ($)  Compensation ($)   Securities Underlying Options (#)
--------------------------------------  ----    ----------  ---------  ----------------   ---------------------------------
Joseph Y. Liu (3)                       2001       160,000          -              -                                      -
President and Chief Executive Officer   2000       129,846          -              -                              5,600,000
                                        1999             -          -              -                                      -

Frederick R. Fromm (4)                  2001       230,769          -         59,000(1)                           2,000,000
President                               2000             -          -              -                                      -
                                        1999             -          -              -                                      -

Bruce D. Horn (5)                       2001       167,308          -              -                                175,000
Chief Financial Officer and Treasurer   2000        25,962          -              -                                700,000
                                        1999             -          -              -                                      -

Daryl J. Eigen (6)                      2001       148,846     35,000         18,916(2)                             600,000
Senior Vice President, Sales and        2000             -          -              -                                      -
Marketing                               1999             -          -              -                                      -

Kenneth W. Brizel (7)                   2001       136,522     35,000              -                                770,000
Senior Vice President,                  2000             -          -              -                                      -
Strategy and Business Development       1999             -          -              -                                      -

Former Executive Officers

Robert T. Ku  (8)                       2001       191,185     25,000              -                                600,000
Senior Vice President, Technology       2000             -          -              -                                      -
                                        1999             -          -              -                                      -

(1)      Represents relocation reimbursement.

(2)      Represents commissions.

(3) Mr. Liu was hired in September 1999, therefore, the amount for fiscal year 2000 is for less than a full year.

(4) Mr. Fromm was hired in July 2000, therefore, the amount for fiscal year 2001 is for less than a full year.

(5) Mr. Horn was hired in April 2000, therefore, the amount for fiscal year 2000 is for less than a full year.

(6) Mr. Eigen was hired in August 2000, therefore, the amount for fiscal year 2001 is for less than a full year. Mr. Eigen will resign from the Company effective October 2001.

(7) Mr. Brizel was hired in October 2000, therefore, the amount for fiscal year 2001 is for less than a full year.

(8) Mr. Ku resigned as Senior Vice President, Technology on April 20, 2001. Amount includes a one-time severance payment of $56,250.


                        Stock Option Grants and Exercises

         The Company grants options to its executive officers under its 2000 Equity Incentive Plan (the "2000 Plan") and its 1998 Stock Option Plan (the "1998 Plan"). As of August 31, 2001, options to purchase a total of 26,980,657 shares were outstanding under the 2000 and 1998 Plans and options to purchase 25,853,782 shares remained available for grant thereunder. The term of options granted is ten years. In the event of a merger of the Company with or into another corporation, or a sale of substantially all of the Company's assets or other change-in-control transactions involving the Company, each option either will continue in effect, if the Company is the surviving entity, or will be assumed or an equivalent option will be substituted by the successor corporation, if the Company is not the surviving entity. In the event that the successor corporation refuses to assume or substitute for each option, the options granted under the 1998 Plan shall terminate immediately and options granted under the 2000 Plan shall fully vest.

         The following tables show for the fiscal year ended June 30, 2001, certain information regarding options granted to, exercised by, and held at year end by, the Named Executive Officers:

                        Option Grants in Last Fiscal Year

                                          Individual Grants
                                     ---------------------------
                                                    % of Total                               Potential Realizable Value at
                                       Number of      Options                                  Assumed Annual Rates of
                                       Securities    Granted to                              Stock Price Appreciation for
                                       Underlying     Employees    Exercise Or                      Option Term (3)
                                                                                             -----------------------------
                                        Options       in Fiscal    Base Price    Expiration
                 Name                  Granted (#)     Year (1)    ($/Sh) (2)       Date        5% ($)          10% ($)
--------------------------------     ------------- -------------  -------------  ----------- ------------   --------------
Current Executive Officers
Joseph Y. Liu                                    -             -           -               -            -                -
Frederick R. Fromm                         400,000          2.64      2.2320(4)       4/5/11      561,477        1,422,893
                                         1,600,000         10.54      5.2500         8/10/10    5,282,715       13,387,437
Bruce D. Horn                              175,000          1.15      2.2320(4)       4/5/11      245,646          622,516
Daryl J. Eigen                             100,000          0.66      2.6250          4/5/11      165,085          418,357
                                           600,000          3.95      6.2500         8/28/10    2,358,355        5,976,534

Kenneth W. Brizel                          250,000          1.65      2.6250          4/5/11      412,712        1,045,893
                                           520,000          3.43     23.2500         11/1/10    7,603,336       19,268,346

Former Executive Officer
Robert T. Ku                               600,000          3.95     15.0000         10/2/10    5,660,052       14,343,682

(1) The total number of shares subject to options granted to employees of the Company in fiscal 2001 was 15,174,309.

(2) The exercise price per share is equal to the closing price of the Company's Common Stock on the date of grant.

(3) The Potential Realizable Value is calculated based on the exercise price of options granted in fiscal 2001, assuming that the stock appreciates in value from the date of grant until the end of the option term at the annual rate specified (5% and 10%). Potential Realizable Value is net of the option exercise price. The assumed rates of appreciation are specified in rules of the SEC, and do not represent the Company's estimate or projection of future stock price. Actual gains, if any, resulting from stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock, overall stock market conditions, as well as the option holders' continued employment through the exercise/vesting period. There can be no assurance that the amounts reflected in this table will be achieved.

(4) The exercise price per share is equal to 85% of the closing price of the Company's Common Stock on the date of grant.

   Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option
                                     Values

                               Shares
                              Acquired                     Number of Securities        Value of Unexercised In-the-
                                 on         Value         Underlying Unexercised      Money Options at June 30, 2001
                              Exercise    Realized    Options at Fiscal Year End (#)             ($) (2)
           Name                  (#)       ($) (1)     Exercisable   Unexercisable     Exercisable     Unexercisable
---------------------------- ----------  -----------  ------------- ---------------- --------------   ---------------
Current Executive Officers
Joseph Y. Liu                 2,216,666      498,750        556,485        2,826,849      1,168,619         5,936,383
Frederick R. Fromm                    -            -        436,164        1,563,836              -           607,200
Bruce D. Horn                         -            -        234,452          640,548        293,065           847,585
Daryl J. Eigen                        -            -              -          700,000              -           112,500
Kenneth W. Brizel                     -            -              -          770,000              -           281,250

Former Executive Officers
Robert T. Ku                          -            -        150,000          450,000              -                 -

(1) The "Value Realized" is based on the closing price of the Company's Common Stock as quoted on the Nasdaq National Market on the date of exercise, minus the per share exercise price, multiplied by the number of shares issued upon exercise of the option.

(2) Market value of the underlying securities is based on the closing price of $3.75 of the Company's Common Stock on June 29, 2001, less the exercise price payable for such shares.

             Employment Agreements and Change of Control Agreements

         In August 2000, we entered into an employment agreement with Frederick
R. Fromm, our President. Under the terms of the agreement, Mr. Fromm is entitled to an annual salary of $250,000, a $1 million supplemental life insurance policy in favor of Mr. Fromm's designee and a relocation bonus of $50,000. Mr. Fromm received an option to purchase 1,600,000 shares of our Common Stock. The option is subject to the following vesting schedule: 25% of the shares shall vest one year after the start of his employment at Oplink with the balance vesting equally on a monthly basis thereafter over the next three years. In the event of a change of control within the first year of his employment, the higher of 25% of the shares, or shares having a value of $10 million, shall immediately vest. In the event of termination without cause within the first year of his employment, the higher of 12.5% of the shares, or shares having a value of $5 million, shall immediately vest. Mr. Fromm also has the right to purchase up to 50,000 shares of our Common Stock at the then current fair market value under the 2000 Equity Incentive Plan for each year of his employment.

         The Company anticipates that Mr. Fromm will enter into an employment agreement with the Company containing substantially the following terms effective November 7, 2001. Under the terms of the agreement, Mr. Fromm will become our Chief Executive Officer and President and will be entitled to an annual salary of $350,000, a living expense stipend of up to $8,000 per month and a $1 million supplemental life insurance policy in favor of Mr. Fromm's designee. Mr. Fromm will receive an option to purchase 1,000,000 shares of our Common Stock ("Option 1") and an option to purchase 2,000,000 shares of our Common Stock ("Option 2"). Option 1 shall be fully vested and exercisable as of November 7, 2001. Option 2 shall be subject to the following vesting schedule:
25% of the shares shall vest on November 7, 2002 with the balance vesting equally on a monthly basis thereafter over the next three years. In the event of a change of control or termination without cause during Mr. Fromm's employment with the Company, all unvested options shall become fully vested and exercisable. If Mr. Fromm is terminated without cause, Mr. Fromm will continue to receive his base salary for 12 months as a severance payment.

         In August 2000, we entered into an agreement with Daryl J. Eigen, our Senior Vice President of Sales and Marketing, that provides for acceleration of 25% of the unvested options if Mr. Eigen is terminated without cause following a change of control which occurs prior to August 28, 2001. Mr. Eigen will resign from the Company effective October 2001.

         We have entered into change of control agreements with Joseph Y. Liu, our Chief Executive Officer, Frederick R. Fromm, our President, Bruce D. Horn, our Chief Financial Officer, and Jeffrey D. Friedman, our General Counsel, that provide for full acceleration of all unvested options in the event of a change of control if Mr. Liu, Mr. Fromm, Mr. Horn, or Mr. Friedman is involuntarily terminated without cause or voluntary terminates his employment for good reason one month prior to or 13 months after a change in control.

         In September 2000, we entered into an employment agreement with Robert
T. Ku, our Senior Vice President of Technology. Under the terms of the agreement, Mr. Ku is entitled to an annual salary of $225,000 and a $1 million supplemental life insurance policy in favor of Mr. Ku's designee. Mr. Ku received an option to purchase 600,000 shares of our common stock. The option is subject to the following vesting schedule: 25% of the shares shall vest one year after the start of his employment at Oplink with the balance vesting equally on a monthly basis thereafter over the next three years. In the event of a change of control within the first year of his employment, 25% of the unvested options will immediately vest upon the closing of the change of control.

         The Company anticipates that Joseph Y. Liu will enter into an agreement amending his Stock Option Agreements with the Company. Under the terms of the agreement, all unvested shares of the Company's Common Stock granted to Mr. Liu pursuant to the Stock Option Agreement dated January 14, 2000 will vest in full and become fully exercisable. Additionally, as of November 7, 2001, all then unvested shares of the Company's Common Stock granted to Mr. Liu pursuant to the Stock Option Agreement dated August 1, 2001 shall be cancelled.

The Company anticipates that Ian Jenks will enter into an agreement amending his Stock Option Agreements with the Company. Under the terms of the agreement, all unvested shares of the Company's Common Stock granted to Mr. Jenks pursuant to the Stock Option Agreements dated May 10, 2000 and April 4, 2001 (the "Option Agreements") will vest in full and become fully exercisable. Additionally, the Option Agreements shall be further amended to permit Mr. Jenks to exercise the options granted under the Option Agreements until November 7, 2006.

         Report of the Compensation Committee of the Board of Directors
                          on Executive Compensation/2/

         The Compensation Committee is currently composed of three outside directors: Messrs. Herbert Chang, Ian Jenks and David Spreng. The Compensation Committee is responsible for establishing the Company's compensation programs for all employees, including executives. For executive officers, the Compensation Committee evaluates performance and determines compensation policies and levels. A copy of the Compensation Committee Charter is attached to this Proxy Statement as Appendix B.

         Compensation Philosophy

         The goals of the compensation program are to align compensation with business objectives and performance and to enable the Company to attract and retain the highest quality executive officers and other key employees, reward them for the Company's progress and motivate them to enhance long-term stockholder value. Key elements of this philosophy are as follows:

         . The Company pays competitively with comparable technology companies, both inside and outside its industry, with which the Company competes for talent. To ensure that compensation is competitive, the Company compares its practices with fiber optic and telecommunication companies and sets its parameters based on this comparison.

         . The Company maintains short to long-term incentive opportunities sufficient to provide motivation to achieve specific operating goals and to generate rewards that bring total compensation to competitive levels.

         . The Company provides significant equity-based incentives for executives and other key employees to ensure that they are motivated over the long term to respond to the Company's business challenges and opportunities as owners and not just as employees.

         Base Salary. The Compensation Committee annually reviews each executive officer's base salary. When reviewing base salaries, the Compensation Committee considers individual and corporate performance, levels of responsibility, prior experience, breadth of knowledge and competitive pay practices. In general, the salaries and stock options awarded to executive officers are not determined by the Company's achievement of specific corporate performance criteria but rather a subjective evaluation of the officer's performance and contribution to the Company's long-term success.

         In awarding stock options, the Compensation Committee and the Board of Directors considered individual performance, overall contribution to the Company, retention, whether the options were vested or unvested and the total number of stock options to be awarded. The stock options awarded in the fiscal year ending June 30, 2001 to each of the executive officers reflect the Company's compensation policy to retain and reward executives and employees contributing to the Company's accomplishments in the fiscal year ending June 30, 2001 and the overall long-term success of the Company.

         Long-Term Incentives. The Company's long-term incentive program consists of the 2000 Equity Incentive Plan (the "2000 Plan") and the 1998 Stock Option Plan (the "1998 Plan"). In fiscal 2001, the Company granted 4,745,000 stock options to its executive officers under the 2000 and 1998 Plans. The Compensation Committee awarded these grants in order to provide significant links between executive compensation and stockholder interests. Such grants were intended to provide incentive to successfully complete the Company's initial public offering, to successfully achieve certain specified revenue targets and to maximize stockholder value over the next several years. The 2000 and 1998 Plans utilize a combination of vesting plans designed to enhance the long-term goals of the Company. The options have a time-based vesting provision which encourages employees to remain with the Company. Options granted primarily vest 25% after the first year and on a monthly basis thereafter, which the Company believes provides a strong incentive for employees to remain with the Company. Through option grants, executives and employees receive significant equity incentives to build long-term stockholder value. Grants are made at 100% or 85% of fair market value on the date of grant. Executives receive value from these grants only if the Company's Common Stock appreciates over the long-term.

________________________

/2/The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

         Corporate Performance and Chief Executive Officer Compensation

         Mr. Liu's base salary and bonus are based on the Company achieving several key objectives. For fiscal year 2001, these objectives included achieving specified financial performance for the Company, the completion of the Company's initial public offering, the successful transition to new technology and an increase in market share. Mr. Liu's base salary during fiscal 2001 as President and Chief Executive Officer was $160,000. Mr. Liu was not eligible for a performance bonus during fiscal 2001 due to the financial performance of the Company.

         Federal Tax Considerations

         Section 162(m) of the Internal Revenue Code (the "Code") limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code.

         The statute containing this law and the applicable proposed Treasury regulations offer a number of transitional exceptions to this deduction limit for pre-existing compensation plans, arrangements and binding contracts. As a result, the Compensation Committee believes that at the present time it is quite unlikely that the compensation paid to any Named Executive Officer in a taxable year which is subject to the deduction limit will exceed $1 million. Therefore, the Compensation Committee has not yet established a policy for determining which forms of incentive compensation awarded to its Named Executive Officers shall be designed to qualify as "performance-based compensation." The Compensation Committee intends to continue to evaluate the effects of the statute and any final Treasury regulations and to comply with Code Section 162(m) in the future to the extent consistent with the best interests of the Company.

         Conclusion

         Through the plans described above, a significant portion of the Company's executive compensation program, including Mr. Liu's compensation, is contingent on Company performance, and realization of benefits is closely linked to increases in long-term stockholder value. The Company remains committed to this philosophy of pay for performance, recognizing that the competitive market for talented executives and the volatility of the Company's business may result in highly variable compensation for a particular time period

         From the members of the Compensation Committee:    Ian Jenks
                                                            Herbert Chang
                                                            David Spreng

Performance Measurement Comparison/3/

         The following graph shows the total stockholder return of an investment of $100 in cash on October 3, 2000 for (i) the Company's Common Stock, (ii) the Nasdaq Composite Index and (iii) the Nasdaq Telecommunications Index. All values assume reinvestment of the full amount of all dividends and are calculated as of the end of each calendar month during the fiscal year ended June 30, 2001:


               Comparison of Cumulative Total Return on Investment

                                     [GRAPH]

                            ---------------------------------------------------------------------------------
                             10/3/2000  Oct-00  Nov-00  Dec-00  Jan-01  Feb-01  Mar-01  Apr-01  May-01 Jun-01
-------------------------------------------------------------------------------------------------------------
Oplink                         100.00   135.42   43.75  100.35  110.77   42.71   20.83   25.00   18.17  20.83
--------------------------------------------------------------------------------------------------------------
Nasdaq Composite               100.00    97.51   75.18   71.49   80.23   62.27   53.25   61.24   61.07  62.54
-------------------------------------------------------------------------------------------------------------
Nasdaq Telecommunication       100.00    87.79   66.68   66.67   79.96   56.75   47.20   50.97   48.59  44.83
-------------------------------------------------------------------------------------------------------------

_______________________

/3/ This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                              Certain Transactions

         In August 2000, the Company loaned Frederick R. Fromm $400,000 for relocation. The note is full recourse without security and bears interest at 6.50% per annum. The note is due in August 2004.

         In March 2001, the Company loaned Daryl J. Eigen $160,000. The loan is secured by an escrow comprising all of the shares of the Company's Common Stock covered by the stock options granted to Mr. Eigen. The note bears interest at 8.5% per annum and is due in March 2002.

         In April 2001, the Company loaned Joseph Y. Liu $3,657,500 to allow him to exercise his stock options. The loan is secured by an escrow comprising all of the shares of the Company's Common Stock covered by the stock options granted to Mr. Liu. The note bears interest at 8.0% per annum and is due in April 2006 or upon demand by a majority of the Board of Directors of the Company, whichever is earlier.

         The Company purchased $293,000 of software and related support in last fiscal year from eBest Software. Herbert Chang and Leonard J. LeBlanc are members of the Board of Directors of eBest. Additionally, Mr. LeBlanc is the Vice President, Corporate Development of eBest Software.

         The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company's Bylaws.

         The Company believes that each of the foregoing transactions were in the best interests of the Company and its stockholders. As a matter of policy the transactions were, and all future transactions between the Company and any of its officers, directors or principal stockholders will be, approved by a majority of the independent and disinterested members of the Board of Directors. Furthermore, the transactions will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties and will be in connection with a bona fide business purpose.

                                  Other Matters

         The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                              By Order of the Board of Directors

                                              /s/ Jeffrey D. Friedman

                                              Jeffrey D. Friedman
                                              Secretary

October 5, 2001


A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended June 30, 2001 is available without charge upon written request to: Corporate Secretary, Oplink Communications, Inc., 3469 North First Street, San Jose, CA 95134.

                                   Appendix A

                           Oplink Communications, Inc.
                         CHARTER OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS

Organization

         The Audit Committee of the Board of Directors of Oplink Communications, Inc. (the "Company") shall consist of at least three members of the Board of Directors (the "Board"). The members of the Audit Committee shall meet the independence and experience requirements of The Nasdaq Stock Market.

Statement of Policy

         The Audit Committee shall provide assistance to the Board in fulfilling its responsibility to the stockholders, potential stockholders, and investment community relating to corporate accounting and reporting practices of the Company, and the quality and integrity of the financial reports of the Company. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors and the financial management of the Company.

Responsibilities

         In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible in order to best react to changing conditions and to ensure to the directors and stockholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

         In carrying out these responsibilities, the Audit Committee shall:

         . Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the Company and its divisions and subsidiaries, which firm is ultimately accountable to the Audit Committee and the Board, as representatives of the Company's stockholders.

         . Receive written statements from the independent auditors delineating all relationships between the independent auditors and the Company consistent with Independence Standards Board Standard No. 1, and consider and discuss with the auditors any disclosed relationships or services that could affect the auditors' objectivity and independence, and if so determined by the Audit Committee, recommend that the Board take appropriate action to oversee the independence of the auditors.

         . Evaluate, together with the Board, the performance of the independent auditors and, if determined by the Audit Committee, recommend that the Board replace the independent auditors.

         . Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

 .    Review with the independent auditors and the Company's financial and accounting personnel the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the Audit Committee periodically should review Company policy statements to determine their adherence to the code of conduct.

 .    Evaluate the cooperation received by the independent auditors during their audit examination, including their access to all requested records, data and information, and to elicit the comments of management regarding the responsiveness of the independent auditors to the Company's needs.

         . Review the financial statements contained in the annual report to stockholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the stockholders. Any changes in accounting principles should be reviewed.

         .    Review all filings with the SEC.

         . Meet on a quarterly basis to discuss and if deemed appropriate, review with management the Company's financial performance and statements for the prior quarter. (unless the prior quarter is the last quarter of the fiscal year, in which case the committee shall follow the guidelines outlined elsewhere in this Charter). Obtain from the independent auditors a summary of recent pronouncements made by the FASB or SEC.

         . Meet with the independent auditors and senior management in separate executive sessions to discuss any matters that the Audit Committee, the independent auditors or senior management believe should be discussed privately with the Audit Committee.

         . Review accounting and financial human resources planning within the Company.

         . Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel and separate accountants for this purpose if, in its judgment, such retention or investigation is appropriate.

              Review and assess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.

         . Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each Audit Committee meeting with, the Board.

         . Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

         . Perform such other functions and to have such power as it may deem necessary or advisable in the efficient and lawful discharge of the foregoing.

         The operation of the Audit Committee shall be subject to the By-laws as in effect from time to time and Section 141 of the Delaware General Corporation Law.

                                   Appendix B

                           OPLINK COMMUNICATIONS, INC.
                      CHARTER OF THE COMPENSATION COMMITTEE

The Charter of the Compensation Committee is established as follows.

         The Compensation Committee of the Board of Directors of Oplink Communications, Inc. (the "Company") shall consist of at least two members of the Board of Directors who are not employees of or service providers to the Company. The selection of the members of the Compensation Committee shall be made in accordance with Section 162(m) of the Internal Revenue Code, as amended (or any successor to Section 162(m) as in effect from time to time), and income tax regulations promulgated thereunder as in effect from time to time, and Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (or any successor to Rule 16b-3 as in effect from time to time).

         The Compensation Committee shall be charged with the following functions:

         1. To take any and all actions which may be taken by the Board of Directors of the Company with respect to fixing the compensation level of officers and employees of the Company, including but not limited to the development of compensation policies that will attract and retain the highest quality executives, that will clearly articulate the relationship of corporate performance to executive compensation and that will reward executives for the Company's progress.

         2. To propose the adoption, amendment, and termination of stock option plans, stock appreciation rights plans, pension and profit sharing plans, stock bonus plans, stock purchase plans, bonus plans, deferred compensation plans, and other similar programs ("Compensation Plans") and to administer the Compensation Plans in accordance their terms.

         3. To grant rights, participation and interests in Compensation Plans to eligible participants.

         4. To review and approve such other compensation matters as the Board of Directors or the Chief Executive Officer of the Company wishes to have the Committee approve.

         5. To prepare a report to be filed with the Company's proxy or information statement which shall disclose the compensation policies applicable to the Company's executive officers.

         6. To establish guidelines pursuant to which the Chief Executive Officer, or such other officer who serves as a member of the Board and is appointed as administrator by the Board, pursuant to Section 3(c) of each of the 2000 Equity Incentive Plan, 2000 Non-Employee Directors' Equity Incentive Plan, the 1995 Stock Option Plan, the 1998 Stock Option Plan and the 2000 Employee Stock Purchase Plan (the "Plans"), shall administer the Plans with respect to options granted thereunder to all the Company's employees and consultants, other than the Company's executive officers.

         7. To perform such other functions and have such other powers as may be necessary or convenient in the efficient discharge of the foregoing.

         8. To report to the Board of Directors from time to time, or whenever it shall be called upon to do so.

Meetings

         The Compensation Committee will hold at least one regular meeting per year and additional meetings as the Committee members deem appropriate. Officers of the Company may attend these meetings at the invitation of the Compensation Committee.

Minutes and Reports

         Minutes of each meeting of the Compensation Committee shall be kept and distributed to each member of the Compensation Committee, members of the Board who are not members of the Compensation Committee and the Secretary of the Company. The Chairperson of the Compensation Committee shall report to the Board from time to time, or whenever requested by the Board.

                                                        -------------------
                                                         COMPANY #
                                                        -------------------
                                                         CONTROL #
                                                        -------------------

                           OPLINK COMMUNICATIONS, INC.
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON NOVEMBER 7, 2001

     The undersigned hereby appoints Joseph Y. Liu and Bruce Horn, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Oplink Communications, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Oplink Communications, Inc. to be held at the Sheraton San Jose Hotel, 1801 Barber Lane, Milpitas, California, 95035, on Wednesday, November 7, 2001 at 9:00 a.m. local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

     Unless a contrary direction is indicated, this Proxy will be voted for all nominees listed in Proposal 1 and for Proposal 2, as more specifically described in the Proxy Statement. If specific instructions are indicated, this Proxy will be voted in accordance therewith.

                          (Please Sign on Reverse Side)

                         Please date, sign and mail your
                      Proxy card back as soon as possible!


                         Annual Meeting of Stockholders
                           OPLINK COMMUNICATIONS, INC.


                                November 7, 2001

  Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Oplink Communications, Inc., 3469 North First Street, San Jose, California 95134.








---------------Please Detach Here and Mail in Envelope Provided-----------------

  Management recommends a vote FOR the nominees for director listed below.

  Proposal 1: To elect directors to hold office until the 2004 Annual Meeting of Stockholders and until their successors are elected.

  [_]  For all nominees listed below (except as      [_]  Withhold Authority to vote for all
       marked to the contrary below).                     nominees listed below.

  Nominees:  Frederick R. Fromm and David Spreng

  To withhold authority to vote for any nominee(s) write such nominee(s)' name(s) below:

  ______________________________________________________________________________
  ______________________________________________________________________________

  Management recommends a vote FOR Proposal 2.

  Proposal 2: To ratify selection of PricewaterhouseCoopers LLP as independent auditors of the Company for its fiscal year ending June 30, 2002.

       [_]   For                  [_]  Against            [_]    Abstain



  Signature(s) ______________________   ______________________  Dated __________

  Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.